EQUITY JOINT VENTURE AGREEMENT






                             BETWEEN



                      LIUMAO GRAPHITE MINE



                               AND



                   1NTEGRATED CARBONICS CORP.







                        NOVEMBER 10, 1997



                       (General Contract)






                            CHAPTER 1
PARTIES OF THE COOPERATIVE JOINT VENTURE AGREEMENT


1.   The two parties of this Contract and the JVC are:

     (1)  LIUMAO GRAPHITE MINE
          (hereinafter   referred  to  as  "Party  A"),   legally
          established   and  registered  in  Jixi,   Heilongjiang
          Province, the People's Republic of China, China.
          Address:           Jixi, Heilongjiang Province, China
          Telephone:         (086) 453-246-9075
          Facsimile:         (086) 453-246-9094
          Legal Representative:   Zhen Yu
          Title:             General Manager
                             Nationality:    Chinese


     (2)  INTEGRATED CARBONICS CORP.
               (hereinafter referred to as "Party B"), of Nevada, legally established and registered in the State of Nevada, U.S.A.

          Address:            Suite  206-A, 1600 East Desert  Inn
                              Road, Las Vegas, Nevada, USA 89109
          Telephone:          (604) 682-8445
          Facsimile:          (604) 682-4380
          Legal Representative:    Mario Aiello
          Tide:               Chairman
          Nationality:        Canadian














                            CHAPTER 2



                           DEFINITIONS







2. Unless otherwise provided in this Contract, the words and phrases defined in this Contract shall have the same meanings set forth herein:


   "Articles" refers to Articles of Association of the JVC containing detailed rules on the establishment and operation of the joint venture company signed by the Parties as amended from time to time.


   "Approval Authority" means the relevant Chinese governmental organ or organs, or any department to which authority has been delegated, which, in accordance with the prevailing Chinese laws, has the power to approve or not to approve this Contract or other agreements and documents in connection with this Contract.


   "Board of Directors" refers to the Board of Directors of the Joint Venture Company.


   "Business License" means the license issued by the Chinese government to the Joint Venture Company allowing it to carry on business and operate in China.


   "Contract" means this agreement and all the attachments and amendments hereof.


   "Contract Rights" includes all agreements, contracts, rights or offerings obtained from third parties including Government Instrumentality, as well as all other rights including right or interest derived from any option agreement, leases or other contracts permitting Parties to carry out any Operating Activities set out hereunder.


   "Costs" means all costs and expenses incurred by the JVC, or either Parties on behalf of or for the JVC, such as costs of site uses, samplings, survey and investigations, tests, environmental studies, engineering designs, construction, manufacturing and purchase of equipment and machinery, mineral development and processing, expenses for foreign or Chinese engineers or other experts, independent engineering, expenses for technical or professional opinions, salaries, wages, benefits, administrative and travel expenses.


   "General Manager" or "Deputy General Manager" means the individual or entity appointed pursuant to Chapter 8 herein.


   "Government Instrumentality" means any state, provincial, city, municipal or local government and any department thereof, or the central bank, court, commission, bureau or board exercising any regulation, expropriation or taxing authority under or for the account of any of the foregoing.


   "Joint  Venture Company" or "JVC" means the cooperative  joint
   venture  company  established  by  the  Parties  pursuant   to
   Chapter 4 herein.


   "Management   Committee"  means  the   committee   established
   pursuant to Article 31 hereunder.


   "Operating  Activities"  means  all  operation  and   business
   activities of the JVC, including feasibility studies and construction of processing plants.


   "Parties" means Party A and Party B as well as their successors and permitted assigns, and "Party" means either party.


   "Phase I", "Phase II" "Phase III"-or "Phases" shall have the meaning defined in Article 20 hereunder.


   "PRC" means the People's Republic of China.


   "Products" means graphite products, by-products and other related products produced by the JVC.


   "Province" means the province of Heilongjiang.


   "Share Interest" means a Party's percentage of share interest in the JVC, in the case of Party A, 20% of shares in the capital of the JVC and, in the case of Party B, 80% of shares in the capital of the JVC, as adjusted from time to time.


   "Subsidiaries"   means  any  individual,  partnership,   joint
   venture, companies or any other business entities controlled directly or indirectly by a Party.


   "Term"  means  the Term of the JVC as defined  in  Article  18 herein.


   "Total Investment" means the total investment by the Parties as referred to in Article 18 herein.


   "Work Days" means all the days in a year less Saturdays, Sundays and the Chinese Statutory Holidays.



                            CHAPTER 3

                 REPRESENTATIONS AND WARRANTIES




3.   Party A hereby represents and warrants as follows:
   (1) Party A is legally established and validly existing under the PRC laws, and as such, has all necessary legal rights and authority to carry out business in the Province contemplated in this Contract.
   (2) Party A is familiar with the Chinese laws, regulations and policies relating to foreign investment and joint venture law.
   (3) Party A has obtained or is able to obtain the consent and/or approval of the Government Instrumentality in relation to the execution of this Contract and the a performance of the obligations hereunder.
   (4) Party A's signing, interpretation and execution of this Contract shall not:
          (a) be in conflict with the Articles of the JVC or its scope of business under any license or permit or approval from the government;
          (b) be in conflict with any laws, regulations, rules, orders or judgments of PRC which Party A must comply with;
          (c) be in conflict with agreements Party A has reached with any other party.
   (5) Party A's operating activities are not in breach of any environmental laws and regulations of PRC.
   (6) Unless otherwise disclosed to Party B, all Party A's Assets are free from any lien, charge, claim or other encumbrances.
   (7) All licenses, permits and approvals, copies of which are attached hereto, allowing Party A to carry out its normal operation, are validly issued and in good standing.


4.   Party B represents and warrants that:
   (1) Party B is incorporated under the laws of the Nevada, U.S.A., and is in good standing and valid existence.
   (2) Party B has all the power and authority to execute this Contract and perform the obligations thereunder and none of its actions are subject to the consent or the approval of the government of the Nevada, U.S.A.
   (3) This Contract will be effective and binding once signed by Party B and Party A and approved by the Approval Authority.
   (4) Party B agrees that it shall fully and in good faith perform each of the obligations set out in this Contract and shall exercise each of its rights under this Contract in a reasonable manner.

                            CHAPTER 4

        ESTABLISHMENT OF THE EQUITY JOINT VENTURE COMPANY




5.   Name of the JVC,

     (1)  The Chinese name of the JVC shall be:

          Liumao ICC Graphite Products Ltd.

     (2)  The English name of the JVC shall be:

          ICC Liumao Graphite Products Ltd.



6.   The Business Address of the JVC:


      The   business  address  of  the  JVC  shall  be  at  Jixi,
   Heilongjiang, China.



7.   Compliance of Laws:

   All activities of the JVC shall comply with the laws, regulations and rules of the PRC, and all its proper business activities and legal rights shall be protected by the PRC
   Laws.



8.   Establishment of the JVC:


   Party A and Party B hereby agree that they shall cause an Equity Joint Venture to be established upon signing of this Contract on the basis of the Articles and pursuant to the Law of the People's Republic of China on China Foreign Equity Joint Ventures, the Detailed Implementing Regulations for the Law of the PRC on Equity Joint Ventures and the provisions of other applicable PRC laws and regulations.



9.   Responsibility of the Company:


   The JVC shall be responsible for its own debts and assets. Either Party shall only be liable to the extent of its investment in the JVC and the JVC shall be liable to any third party only to the extent of its registered capital.



10.  Profits:


   The net after tax profits or dividends of the JVC shall be distributed pro rata to the Share Interest of the Parties.



                            CHAPTER 5



        PURPOSE, BUSINESS SCOPE AND TERM OF COOPERATIONS







11.  Purpose and Mandate:


   The purpose of the JVC shall be to enhance economic cooperation and technical exchange, to use advanced technology and scientific management methods, and to endeavour to produce high quality graphite products to the international market in compliance with the ISO-9002 standard and in accordance with the schedule set by the Board of Directors, so as to permit the Parties to achieve satisfactory economic benefits and investment returns, all on the basis, of the principles of fairness, legality, quality and mutual benefit.



12.  Business Scope:


   The  business  of the JVC shall be production, processing  and export  of  graphite products, including high purity graphite,
   expandable   graphite,  graphite  sheet  or   other   graphite
   products as may be determined by the JVC.



13.  No Competition:


   Neither Party shall conduct or contemplate any competitive business activities in the Province. Unless otherwise agreed between the Parties neither Party shall be engaged in any business or enter into any discussions with or establish any other joint venture, partnership, company or other form of business which would be in direct or indirect competition with the JVC or its products, or would in any way diminish, restrict or affect the supply of raw material or materials from any existing or future production facilities or source of supply to the JVC.



14.  First Right of Refusal:


   Party A hereby grants to Party B a First Right of Refusal for Pam B's investment or participation in any future graphite
   projects  to  be  undertaken  by  Party  A  or  any   of   its
   Subsidiaries individually or jointly with any other parties in the Province, and Party A shall inform Party B in writing of its plan of any future graphite projects as soon as such plan is formulated.



15.  Option to Acquire


   Party A hereby grants Party B a priority option, exercisable during the Term of this Contract, to acquire the whole or part of Party A's existing or future production facilities and/or mineral deposits. The Option may be exercised by Party B delivering to Party B the Notice to exercise substantially in the form attached hereto as Schedule "A", upon occurrence of any one of the following events:

   (1)    Party  A  in  voluntary  or  involuntary  bankrupt   or
liquidation proceedings; or

   (2) any material change in Party A's corporate structure or ownership; or

   (3) any adverse material change in the financial situation of Party A; or

   (4) any unremedied shortfall of raw material supplies to the JVC by Party A over 1 month; or

  (5) at any time, when in the view of Party B, it is in the best interest of the JVC to do so.



16.  Option to Expand:


   Party A hereby grants to Party B the exclusive right to construct and operate independent mining operations and floatation circuits ("Expansion") using Party A's existing plant or other site, as may be required from time to time, to secure or increase production of raw materials to be supplied to the JVC. Such Expansion may take the form of joint venture between Party A and Party B or an operation wholly owned and operated by Party B. Where such Expansion takes the form of a joint venture, the terms and conditions of this Contract shall apply where applicable.



17.  Technology Transfer:

   Both Parties shall be responsible to recommend and obtain advanced technology and process to optimize the efficiency of production and operation of each Phase and maximize return on investment. Any transfer of technology to the JVC shall strictly adhere to the terms and conditions imposed by the transferor and the policies and guidelines of the JVC for the protection of the said technology.



18.  Term of the JVC:


   The Term of the JVC shall be 30 years commencing on the date of the issuance of Business License of the JVC, and may be extended by such length of time as shall be decided by the Board of Directors and approved by relevant authorities.



                            CHAPTER 6



        TOTAL INVESTMENT, REGISTERED CAPITAL AND TRANSFER







19.  Total Investment and Registered Capital:


   The Total Investment of the JVC shall be the gross amount of all the funds required to complete the three Phases of operation during the Term of this Contract and the minimum Total Investment shall be the funds required to complete any one Phase of the operation but shall not in any case exceed US Dollars 28 million unless decided otherwise by the Parties pursuant to Article 24 hereunder. The registered capital shall be 40% of the Total Investment or the minimum Total Investment, and shall be paid in stages to the JVC as required by the operation of the JVC pursuant to Phased Development provided for below.



20.  Phased Development:

   The operation of the JVC shall be divided into three Phases:

   Phase 1: implementation and the completion of the 1,000 tons/year high purity graphite project with a total investment estimated at USD4,150,000 (RMB 33,200,000 at exchange rate 1:8);
   Phase 2: implementation and the completion of the 5,000 tons/year expandable graphite project with a total investment estimated at USD3,120,000 upon completion of the feasibility study and recommendation thereof (RMB 25,000,000 at exchange rate 1:8);
   Phase 3: implementation and the completion of the 4,000 tons/year graphite sheet project with a total investment estimated at USD20,000,000 upon completion of the feasibility study and recommendation thereof (RMB 160,000,000 at exchange rate 1:8).


   Each Phase shall be an independent operation under its own schedule to be determined by the Board of Directors and with independent internal accounting. The Board of Directors may make decisions on the commencement, continuation, postponement or suspension of, as well as any third party participation in any Phase.



21.  Parties' Obligations:

     (1)  Party A shall:
          (a)  obtain  and  maintain  Business  License  and  all
               operation licenses for the operation of the JVC and to assist the JVC in its consultation and negotiation with government instrumentality to ensure that the JVC will be able to carry out operations contemplated hereunder in accordance with relevant rules and regulations of the Province and PRC and that Party B's rights and interests are protected:

          (b)  obtain secure and maintain for the benefit of  the
               JVC   licenses  and  permits  necessary  for   the
               operation of each and every Phases and the JVC;

          (c) provide or cause to be provided, or lease or cause to be leased, to the JVC Premises for operations and office uses, and complete the leasehold improvement of the Premises where necessary, all at reasonable and competitive price;

          (d) assist the JVC in securing all infrastructure and the services such as supply of water, power, roads and communication facilities;

          (e)  provide 20% of the Total Investment in the form of
               existing    facilities,    equipment,    Premises,
               materials  and  raw  materials  and/or  cash,   as
               required by the operation of the Phases;

          (f) secure the supply of raw materials, at reasonable price and in required quantity, quality and grade;

          (g) obtain and maintain valid export and other necessary licenses and permits for the benefit of the JVC and allow the JVC to use its existing export facilities at nominal cost to the JVC; and

          (h)  assist the JVC in the purchase and importation  of
               equipment,  machinery,  technology,  vehicles   or
               other supplies which have to be imported;

     (2)  Party B shall:

          (a)  assist the JVC in the purchase and importation  of
               equipment,  machinery,  technology,  vehicles   or
               other supplies which have to be imported;

          (b) assist the JVC in the recruitment of foreign experts, advisors or agents;

          (c) provide 80% of the Total Investment as required by the operation of the Phases, and

          (d)  obtain financing if so needed by the JVC.



22.  Confirmation of Investment:


   Each time when a Party has made its investment to the capital of the J-VC, an accountant registered in China and appointed by the Board of Directors shall verify the contribution and issue a contribution verification report within 60 days after the receipt of the contribution. Within 30 days after the receipt of the verification report, the JVC shall issue an investment certificate in accordance with regulations governing joint venture enterprises. The investment certificate shall be signed by the Chairman and the Vice Chairman of the Board of Directors.



23.  Valuation of Contribution:


   Where a Party makes a contribution not in the form of cash, such contribution may be valuated and assessed by the relevant authority pursuant to the practice of PRC. Where a Party disputes the value of the contribution by another Party assessed hereunder, the Party shall be allowed to apply for re-assessment pursuant to the practice of PRC or as agreed by the Parties. Where a Party disputes the result of the re-assessment, the dispute shall be referred to the arbitration procedure provided for herein. The decision of arbitration shall be final and binding on the Parties.



24.  Adjustment of Capital:


   Any  increase  or reduction in the Registered Capital  or  the total  investment  in the JVC must have both Parties'  written
   agreement,   the  unanimous  endorsement  of  the   Board   of
   Directors and approval of the Approval Authority.



25.  Transfer and Assignment of Share Interest:


   Either Party (the "Transferring Party") may transfer, assign or sell all or part of its Share Interest in the JVC to a third party or third parties. Such transfer, assignment or sale of the Share Interest in the JVC will require the consent of the other Party and approval by the relevant authorities. Each Party warrants that such transfer, assignment or sale of Share Interest in the JVC will not affect the Share Interest of the other Party. The
   Transferring Party shall be responsible to ensure the financial and technical ability of the third party.


                            CHAPTER 7

                       BOARD OF DIRECTORS




26.  Appointment of Directors:


   The Board of Directors shall be formed on the date this Contract is signed by both Parties to the JVC. The Board of Directors shall comprise seven (7) members, of which Party A shall appoint two and Party B shall appoint five. Each director shall serve a term of three years, which term can be extended upon expiry by the written confirmation of the Appointing Party. Either Party can by written notice to the JVC, dismiss a director it has appointed. Should any vacancy arise as a result of retirement, dismissal, resignation, sickness, disability or death, the Appointment Party shall appoint a new director for the remainder of the term arising from the vacancy.


   The JVC shall indemnify and save harmless the directors against all liabilities that may arise by reason of the directors acting as directors of the JVC or any act or omission of the directors.



27.  Chairman and Vice-Chairman of the Board:


   The Chairman of the Board of Directors shall be appointed by Party B and there shall be one Vice-Chairman which shall be appointed by Party A. The Chairman of the Board is the legal representative of the JVC and shall only conduct his or her work within the terms of reference authorized by the Board of Directors. When the Chairman is unable to perform the obligations, the Board will appoint the Vice-Chairman or any director as the legal representative of the JVC.



28.  Resolutions of the Board:


   The Board of Directors shall be the JVC's supreme authority. The quorum of the Board meeting shall be 4 directors.
   Resolutions of the Board on general matters including the operation of the JVC, may be adopted by simple majority.
   However, the following action can be taken only with the unanimous resolutions of the directors who attend a Board of Directors' meeting:

   (1)         amendment of the JVC's Articles.
   (2) merger, division or of the JVC or any material change in the organization of the JVC.
   (3) increase or decrease of the number of shares issued for the purpose of financing by the JVC, application for loans, and the increase and transfer of registered capital.
   (4)         liquidation or dissolution of the JVC.
   (5)  mortgage of the JVC's assets.

29.  Meetings of the Board:

   (1) The Board of Directors shall meet at least once a year. However, if two-thirds or more of directors so request, an interim meeting of the Board of Directors may be convened. Meetings of the Board of Directors shall be convened and chaired by the Chairman, and in the absence of the Chairman, by the Vice-Chairman. The Chairman shall give written notice of the Board of Directors meeting to each director at least 30 days before the date of the meeting. The notice shall set out the agenda, time and place of the meeting. Any director unable to attend a Board of Directors meeting for any reason, may by written notice appoint a proxy to attend the meeting. If a director does not attend a meeting and does not appoint a proxy, he shall be deemed to have waived his rights to the meeting. If the Chairman and Vice-Chairman agree, other persons including experts may be invited to attend a Board of Directors meeting as observer, but such observers shall have no right to vote. The JVC shall be responsible for the travel expenses and per them of the Directors.
   (2) The detailed minutes of each meeting of the Board of Directors shall be signed by the Chairman and Vice-Chairman of the Board of Directors and then circulated to every director. The minutes and resolutions shall be written in both Chinese and English and shall be kept in the JVC's records once signed by directors who have attended the meeting.


30.  The Board of Director's authority:


   The Board of Director's authority shall include, but not be limited to the approval of capital expenditures plan submitted by the Management Commitment, review and approval of feasibility studies and all costs in relation thereto.


                            CHAPTER 8

                      MANAGEMENT STRUCTURE




31.  Management:

     (1) The JVC shall establish a Management Committee to be responsible for the day-to-day operation and management of the JVC. The Management Committee shall be composed of 5 members including the General Manager and the Deputy General Manager. Two members including the General Manager shall be nominated by Party A and three members including the Deputy General Manager shall be nominated by Party B, each for a term of three years. The term of engagement may be extended by the Board of Directors. The Board of Directors shall oversee the performance of the General Manager and Deputy General Manager and other members of the Committee who shall take charge of the management of the JVC's day-to-day business and operations in accordance with this Contract and the resolutions of the Board of Directors and, through such departments as production, technology, sales, finance, administration, shall organize and lead the implementation of the development, production, sales, processing of the JVC.
     (2) All major decisions on the day-to-day operations of the JVC shall be effective only with the signature of both the General Manager and Deputy General Manager. The Board of Directors shall decide on what matters require the signature of both the General Manager and Deputy General Manager.

32.  Work Standards:


   The General Manager and the Deputy General Manager shall perform to the highest industry standards and efficiency, and shall observe mining and other relevant industry practice, and observe the laws of PRC. Where the General Manager or the Deputy General Manager are grossly negligent or engaged in malpractice, they may be dismissed and replaced by resolutions of the Board of Directors meetings.



33.  Quality Control:


   The Management Committee shall be responsible for formulating and implementing quality control procedures and regulations as necessary to ensure the quality and marketability of the products in international markets. Where it is determined that, based on the recommendations in the independent feasibility/marketing study conducted by the JVC, it is necessary to involve a third party to conduct and ensure quality control and the marketability of the products, the Board of Directors shall review and approve the form of such third party involvement and shall decide upon the terms of engagement of such third party, including financial compensation and/or equity offered to such third party.


                            CHAPTER 9

FINANCIAL ACCOUNTING




34.  Monthly Financial Report:


   The JVC shall maintain its accounting system in accordance with international accounting practice. The General Manager shall provide to each Party a financial report on or before the 20th day of a calendar month to reflect the balance of the JVC in the previous month. The General Manager shall provide a financial report for the previous year on or before January 31 every year. The JVC's accounting year commences January 1 and ends December 31 every calendar year.



35.  Currency:


   The JVC shall use both United States Dollars and Renminbi as its reporting currency for bookkeeping.



36.  Language for Accounting:


   All JVC's vouchers and accounting books shall, where it is economical and feasible, be kept in both English and Chinese. The JVC's annual financial statements shall be written in both English and Chinese and one copy of annual financial statement shall be prepared for the benefit of the JVC in accordance with Generally Accepted Accounting Principle
   (GAAP).



37.  Foreign Exchange Balance:


   The JVC shall establish foreign exchange and Renminbi bank, accounts at banks to be chosen by the Board of Directors. The JVC shall, in accordance with the laws and requirements of PRC, apply for and maintain foreign exchange certificates. The JVC will obtain sufficient foreign exchange to meet its needs. All expenses incurred in currency conversion will be deemed as the JVC's operational expenses.



38.  Products Sales:


   The JVC shall sell its Products pursuant to the laws and regulations of PRC and through its marketing agency or as may be determined by the Board of Directors.



39.  Products Price:


   The price of the JVC's Products shall be determined by the General Manager and Deputy General Manager and approved by the Board of Directors in accordance with the laws and regulations of PRC and the price guidelines formulated by the Board of Directors.



                           CHAPTER 10



                          TAX AND AUDIT







40.  Taxes Payable:


   The JVC shall pay taxes in accordance with the applicable laws and regulations of PRC, and shall enjoy the preferential treatment it is entitled to under the Income Tax Law for Foreign Investment Enterprises and other applicable laws and regulations of the province and of PRC. Party A shall, in this respect, provide its utmost assistance.



41.  Profits Distribution:

   Profits shall be distributed to the Parties according to the following principle:

   (1) the Board of Directors shall, within four months of the end of a financial year, and after deductions are made for common reserve, workers' compensation and pension, decide on the amount of retained earnings and the pro rata distribution of dividend.
   (2) any gross revenue generated annually in each Phase of operation shall first be used for payment of taxes, fees and charges in accordance with the provisions of applicable tax laws and regulations of PRC, and then applied for the recovery of costs in that Phase. The remainder shall be the profit to be allocated between Party A and Party B in accordance with their Share Interest.
   (3) Party B shall enjoy priority in receiving foreign exchange payment in any profit of the JVC. Foreign exchange will be U.S. Dollars converted from Renminbi, with the conversion rate being the average sell and buy rate at the People's Bank of China of the date when the Board of Directors decides to distribute profits. If the JVC does not have sufficient foreign exchange to advance to Party B, the JVC shall, as instructed by Party B, convert the Renminbi profit payable to Party B at the bank at the average exchange rate for foreign exchanges, and pay such converted foreign exchange to Party B. If the JVC is unable to make such conversion, then it shall, as instructed by Party B, deposit an equivalent amount in Renminbi in an independent savings account opened in the name of the JVC for the benefit of Party B. The JVC or Party A shall not use the principal or interest thereon in this account. If Party B's instructions and requirements comply with the laws of PRC, the JVC should immediately perform the instructions of Party B to deposit Party B's profits into the bank account.


42.  Inspection and Auditing:


   The auditing of the accounts of the JVC shall be conducted through accounting firms registered in China carried in a timely fashion to meet the regulatory requirement.


                           CHAPTER 11

                            INSURANCE




43.  Board to Decide:


   The JVC shall take out insurance from the Chinese People's Insurance Company or such other insurance company registered in the PRC in instance where the Chinese People's Insurance
   Company cannot provide adequate coverage or the necessary form of insurance.



44.  Insurance Plan:


   The Board of Directors shall decide on the items to be included in the insurance plan of the JVC.



45.  As Operating Costs:

   All insurance expenses shall be recorded as operating costs.


                           CHAPTER 12

                        LABOUR MANAGEMENT




46.  Labour Policy:


   All decisions on retirement, employment, termination, resignation as well as employee benefits shall be made on the basis of the Labour Law, Labour Management Regulations for Foreign Invested Enterprises and other applicable laws of PRC (hereinafter collectively the "Labour Law"). The JVC's regulations on labour management shall be approved by the Board of Directors and implemented by the General Manager.



47.  Employment Contract:


   The  JVC  shall  enter  into employment contract  individually
   with  employees.   The  JVC shall employ management  personnel
   based on the requirement and the standard set by the Board of Directors.



48.  Hiring:


   The JVC shall employ people based on their skills, character and work experience. The General Manager and Deputy General Manager shall make decisions as to the number and level of employees to be hired based on the needs of the JVC. All employees are subject to a twelve (12) month probation (the "Probation") before they are formally employed by the JVC. The Management Committee may, at its discretion, shorten or extend the Probation.



49.  Labour Union:


   The employees of the JVC who have completed the Probation may propose to the JVC to organize a labour union in consultation with the Board of Directors and pursuant to the Labour Law and Labour Union Law.


                           CHAPTER 13

                         CONFIDENTIALITY




50.  General Provisions:


   This Contract and all related documents, materials, technical, geological and financial data and reports shall be kept strictly confidential. Except otherwise provided for in this Contract, no content of the aforementioned documents shall be disclosed to a third party or the public without the prior written consent of the other Party, which consent shall not be unreasonably withheld.



51.  Term of Confidentiality:


   The term of confidentiality shall end three (3) years after the termination of this Contract. If a Party has transferred all its interests, then that Party will be bound by the confidentiality provisions for two years after the transfer.



52.  Exceptions:


   The JVC may, as decided by the Board of the Directors, furnish necessary documents, information, data and reports to a third party or affiliates. Such third party and affiliate may include:

   (1) banks or other credit institutions from which financing is sought by either Party to this Contract for the implementation of this Contract.
   (2) a potential assignee or assignees to whom rights and/or obligations under this Contract may be assigned. However, the assigning party shall ensure the credit worthiness of the assignee.
   (3) professionals such as lawyers and accountants from whom either Party wishes to obtain professional services in preparing or implementing this Contract.
   (4) the governments and stock exchanges or regulatory authorities of either Party, provided the Parties report to the Board of Directors in advance.


53.  Continuing Obligations:


   The obligations in this Chapter 13 are continuing obligations and shall survive any expiry, non-effectiveness, termination, cancellation or amendment of this Contract.



                           CHAPTER 14


               ENVIRONMENTAL PROTECTION AND SAFETY




54.  Compliance with Laws:


   The  JVC  shall comply with the laws and regulations published by the government of PRC in relation to environmental protection and safety in the course of Operating Activities. Neither Party B or the JVC shall be held liable to any damage or destruction to or contamination of the environment during the Term or caused by any third party or which has been caused or existed before the establishment of the JVC.



55.  Contacts with Government Instrumentality:


   The JVC shall establish and maintain contact with Government Instrumentality in relation to its operation. In this respect, Party A shall take concrete actions to support and to help with the preservation of public security and orderly operation at and in the vicinity of all Operating Areas.


                           CHAPTER 15

                  TERMINATION OF JOINT VENTURE




56.  Termination:


   The term of the JVC shall expire 30 years from the date of issuance of Business License to the JVC. At the request of either Party and upon the approval of the Board of Directors, an application for extension may be made to the original Approval Authority at least 180 days prior to the expiry of the term of the JVC.



57.  Early Termination:


   The JVC shall terminate on the expiry of the term of cooperation unless any of the following circumstances occurs which may constitute reasons for terminating this Contract prior to expiry of the term:

   (1) either Party materially breaches any provisions of this Contract and fails to rectify such breach within 180 days after receiving a written notice of the breach from the non-breaching Party.
   (2) an event of force majeure makes it impossible to implement this Contract and the Parties are unable to find a solution thereto.
   (3) the JVC suffers serious losses prior to the expiry of the term of this Contract. or there is an unfavourable change to the exploration and the production conditions which makes it impossible to achieve the purpose of the JVC and there is no means of rectification.
   (4) either Party for any reason ceases being an independent legal entity or is the subject of dissolution or liquidation procedures or ceases its business or is unable to pay its debts.
   (5) both Parties consider that early termination of this Contract is in the best interest of both Parties.


58.  Liquidation:

   Where this Contract expires or is terminated pursuant to the Articles, the JVC shall:
   (1) liquidate the assets, pay all debts, and distribute any balance to the Parties pro rata to Share Interest.
   (2)       provide to each Party a complete list of assets.
   (3)       apply to cancel Business License.


59.  Sale of Assets:


   During the liquidation process, the General Manager will make his/her best efforts to sell all assets of the JVC, by public in private sale. Either Party may purchase part or the whole of the assets of or the other Party's Share Interest in the JVC at the fair market value to be agreed upon by the Parties (if no agreement in writing, on the fair market value is reached between the Parties within 30 days after the liquidation commences, then an independent assessor may be retained to determine the value). Assets may be used to repay any debts of equivalent value owed to either Party.


                           CHAPTER 16

                       DISPUTE RESOLUTION




60.  Basic Principle:


   The Parties shall use their best efforts to settle amicably through consultations any dispute arising in connection with this Contract or its performance.



61.  Arbitration:


   Any dispute mentioned in Article 59 that has not been settled through consultation within thirty (30) days after a Party has requested in writing such consultation, may be referred to by either Party to the Arbitration Institute of the Stockholm Chamber of Commerce, Sweden at the location and in accordance with the arbitration proceedings rules thereof, including:

   (1)       three arbitrators will be used; and
   (2) Party A and Party B shall each appoint an arbitrator and the third arbitrator shall be appointed by the Arbitration Institute who shall be the Chair of the Tribunal. The arbitration award shall be final and binding upon both Parties.


62.  Continuing Performance:


   During the arbitration, the Parties shall perform those portions of the Contract over which there is no dispute between the Parties and which are not subject to arbitration.


                           CHAPTER 17

                          FORCE MAJEURE




63.  Force Majeure Events:

   (1) Should either Party to this Contract be directly affected in the performance of this Contract or be prevented from performing its obligations under this Contract in time by any event or occurrence not within the control of the Party affected. including earthquake, flood, fire, war, strike, riot, blockade, public disorder, expropriation, nationalization, any act or failure to act on the part of the government, the occurrence and the consequences of which are unpreventable and unavoidable, the Party so affected shall notify the other Party in writing, and within fifteen (15) days thereafter provide detailed information of the event and valid documentary evidence issued by a notary public of the place where the event has occurred, and shall also use its best efforts to mitigate the losses or damage caused by the event of force majeure.
   (2) The Parties shall, through consultations and by taking into account the effect that event has on the performance of this Contract, decide whether or not to terminate this Contract, waive part of the obligations hereunder or delay the performance of this Contract.


64.  Contract Extension:


   If the operation of the JVC is partially or entirely suspended as a result of any force majeure event referred to in Article 63 herein, the term of this Contract may be extended by a period not exceeding the length of such suspension, if so decided by the Parties.










                           CHAPTER 18

                          GOVERNING LAW




65.  Existing PRC Laws:


   This Contract and its interpretation and performance shall be governed by the existing laws of PRC known to the public.



66.  Impact of New Laws:


   The Parties specifically agree that should Government Instrumentality promulgate any new laws or regulations or any amendment or change is made to the existing laws or regulations which may adversely affect either Party or the JVC, the Parties shall promptly consult and make necessary amendments and adjustments to the relevant provisions of this Contract in order to eliminate any such negative impact.


                           CHAPTER 19

                             NOTICE




67.  Notice:

   Any notice or communication to be given hereunder shall be sufficiently given if delivered by courier or if transmitted clearly by facsimile to the addresses as set forth below. Any such notice shall be effective only upon actual delivery or receipt thereof. The address for service or notice of parties are:

   (1)       In the case of Party A:

          Jixi, Heilongjiang, China

          Tel: (086) 453-246-9075, Fax: (086) 453-246-9094

   (2)       In the case of Party B:

          #804  -  750  West  Pender Street,  Vancouver,  British
          Columbia, Canada V6C 2T8

          Tel: (604) 682-8445, Fax: (604) 682-4380


                           CHAPTER 20

                          MISCELLANEOUS




68.  Commencement of the Contract:



   This Contract shall be effective on the date of the issuance of the Business License.



69.  Schedules:



   All schedules attached hereto form parts of this Contract and shall be binding upon the Parties.



70.  Entire Agreement:



   If any part of this Contract becomes invalid or ineffective for any reason, the remaining parts of this Contract shall continue to have effect and shall continue to be performed by the Parties. At the same time the Parties shall take effective rectifying measures to remedy the negative consequence arising from such invalidity or ineffectiveness.



71.  Supersession:



   This Contract shall be final and shall supersede any and all other agreements, oral or written, previously entered into between the Parties, unless otherwise provided for in this Contract.



72.  Amendment:



   No amendment to this Contract shall be valid unless made in writing and signed by both Parties.



73.  Language Discrepancy:



   This Contract is written in both Chinese and English and both versions shall have equal force and effect. Should there be any dispute on the interpretation of this Contract or the two versions thereof, the Parties shall resort to Chapter 16 for the solution.



74.  Time is of the essence:



   Time is of the essence of this Contract. The Party which fails to perform its obligations in time shall be responsible for the consequences arising therefrom.



75.  Enurement:



   This  Contract shall be binding upon and shall  enure  to  the
   benefit   of   both  Parties  and  each  of  their  respective
   successors and permitted assigns.


IN  WITNESS  WHEREOF  Party  A and Party  B  have  executed  this
Contract.


LIUMAO GRAPHITE MINE

by its authorized signatory(ies):

//ss    [illegible]



INTEGRATED CARBONICS CORP.

bv its authorized signatory(ies):

//ss    [illegible]